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                                                                     EXHIBIT 2.2


                                     BY-LAWS

                                       OF

                                 MEGAWORLD, INC.

                                    ARTICLE I

                                     Offices


         SECTION 1.

         The registered office of MegaWorld, Inc. (hereinafter the "Corporation") in the State of Delaware shall be located at 1313 N. Market Street, City of Wilmington, County of New Castle, State of Delaware 19801-1151.

         SECTION 2.

         The Corporation may also have one or more other offices at such place or places within or without the State of Delaware as the Board of Directors (hereinafter the "Board") may from time to time determine.

                                   ARTICLE II

                            Meetings of Stockholders

         SECTION 1.

         Place. Stockholders' meetings shall be held in such place within or without the State of Delaware as the Board may determine.

         SECTION 2.

         Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place as is designated by the Board, on the date and at the time fixed, from time to time, by the Board, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting, for the purpose of electing Directors



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and for the transaction of such other business as may properly come before the meeting.

         SECTION 3.

         Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by a Co-Chairman, by the Vice-Chairman, if one is elected, by the President, or by the Board. The President shall also call a special meeting of stockholders at the written request of a majority of the number of Directors then in office.

         SECTION 4.

         Notice. Written notice of the time and place of holding each meeting, annual or special, of the stockholders shall be served either personally or by mail upon each stockholder of record of the Corporation entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date fixed for such meeting. If mailed, it shall be deposited in the United States mail, postage prepaid, and directed, unless otherwise provided by law, to each stockholder at his post office address as the same appears on the stock books of the Corpora. Written notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         SECTION 5.

         Proxies. Except as otherwise provided in the Certificate of Incorporation, at every meeting of the stockholders, annual or special, every holder of Common Stock shall be entitled to one vote for each share of capital stock held by such stock holder, and may exercise such vote in person or by proxy.

         SECTION 6.

         Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at all meetings of stockholders, annual or special, in order to constitute a quorum, there shall be present, either in person or by proxy, holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote, and all questions shall be deter mined by a majority vote of the stockholders entitled to vote present in person or by proxy. Where a matter requires a vote, by class or by series, of the stockholders of the Corporation, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each class or series of stock, as the case may be, shall be necessary to constitute a quorum.



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         SECTION 7.

         Stockholder Consent. Any action required by the Certificate of Incorporation or the Delaware General Corporation Law to be taken at the annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner and to one or more of the locations set forth herein. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                               Board of Directors

         SECTION 1.

         General Powers, Qualification and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The property, affairs and business of the Corporation shall be managed by its Board of Directors, consisting of such number of directors as may from time to time be fixed by the Board of Directors.

         SECTION 2.

         Election and Term of Office. The Directors shall be elected at the annual meeting of stockholders. Each Director




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shall hold office until the next annual meeting of the stockholders or until his successor shall have been duly elected and shall have qualified or until their earlier resignation or removal.

         SECTION 3.

         Vacancies. Vacancies in the Board resulting from death, resignation, removal, or other causes, and newly created Directorships resulting from an increase in the number of Directors, may be filled by a majority vote of the Directors at that time in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and qualified.

         SECTION 4.

         Maintenance of Books and Conduct of Business. The Directors may hold meetings, have an office, and keep the books of the Corporation at such place or places as the Board may from time to time determine. At all meetings of the Board, business may be transacted in such order as the Board may determine.

         SECTION 5.

         Meetings.

                  A. Annual Meetings. The Board shall meet for their annual meeting immediately after the adjournment of the annual meeting of stockholders for the purpose of electing officers and for the transaction of any other business that shall come before the meeting.

                  B. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, by a Co-Chairman or the Vice-Chairman or by the President or a majority of the number of Directors then in office. The Secretary shall give notice to each Director of each special meeting by mail, by telephone, by telegraph, telex or other electronic means (including facsimile transmission), or personally. Such notice shall be given at the address of such Director as it appears on the books of the Corporation. If given by mail, such notice shall be given at least ten (10) days before the meeting. If given by telephone, by telegraph, telex or other electronic means, or personally, such notice shall be given at least two (2) days before the meeting. Notice by mail shall be deemed to be given when the same is deposited in the United States mail, postage prepaid. The notice need not state the purpose of the meeting unless otherwise required to do so by statute or by the Certificate of Incorporation.



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         SECTION 6.

         Quorum. A majority of the Directors at the time in office shall constitute a quorum for the transaction of business and the affirmative vote of A majority of the directors present at any meeting at which A quorum is present shall be necessary for the transaction of business, except as may otherwise be required by statute, or by the Certificate of Incorporation or by some other provision of these By-Laws. A majority of those present at any annual or special meeting, although less than a quorum, may adjourn the same from time to time, without notice, until a quorum be had.

         SECTION 7.

         Election and Removal of Officers. The Directors shall elect and may remove at pleasure the officers of the Corporation and shall appoint or employ such agents and employees as they deem advisable and remove the same at pleasure. The Directors shall from time to time fix the salaries and rates of compensation of all officers of the Corporation.

         SECTION 8.

         Removal of Directors. Any one or more of the Directors, or the entire Board, may be removed, either with or without cause, at any time by vote of the stockholders holding a majority of the issued and outstanding stock then entitled to vote at any special meeting called for that purpose.

         SECTION 9.

         Action Without Meeting. Any action which may be authorized or taken at a meeting of the Directors or a committee may be authorized or taken without a meeting if all the Directors or members of the committee, as the case may be, consent thereto in a writing or writings, which writing or writings shall be filed with or entered upon the records of the Corporation.

         SECTION 10.

         Meetings by Conference Telephone. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.



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         SECTION 11.

         Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

         SECTION 12.

         Compensation. Each Director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time, in its discretion, determine, provided that, nothing herein shall require the Board to pay any such amounts or fees. The Board may also, in its discretion, provide that the Corporation shall reimburse each Director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this section shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   Committees

         The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.



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                                    ARTICLE V

                                    Officers

         SECTION 1.

         Number. The officers of the Corporation, each of whom shall be elected by the Board, shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board may also elect a Co-Chairman of the Board, a Vice-Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers as the Board shall from time to time determine, all of whom shall be elected by the Board. Except as may be otherwise provided by law, any of the aforesaid offices may be held by the same person. No officer shall be ineligible to receive a regular salary, commission, or compensation by reason of being a Director of the Corporation.

         SECTION 2.

         Vacancies, Removal and Resignations. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office. Notice of the resignation shall be given to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE VI

                          Powers and Duties of Officers

         SECTION 1.

         The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and perform such other duties as the Board may assign to him. The Board may elect Co-Chairmen, in which event the Board shall designate one of such Co-Chairmen as the Chief Executive officer of the Corporation. The Chief Executive Officer may sign and execute all authorized bonds, contracts, and other obligations in the name of the Corporation and perform all duties as from time to time may be assigned to him by the Board.



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         SECTION 2.

         The Vice-Chairman of the Board. The Vice-Chairman of the Board, if one is elected, shall, in the absence of the Chairman or Co-Chairmen of the Board, preside at all meetings of the stockholders and of the Board and perform such other duties as the Board may assign to him, including the position of Chief Operating Officer.

         SECTION 3.

         President. In the absence of the Chairman or Co-Chairmen of the Board or Vice-Chairman, the President shall preside at all meetings of the stockholders and of the Board. He shall present at each annual meeting a report of the business of the Corporation.

         SECTION 4.

         Vice President. Each Vice President, if elected, shall perform such duties as may from time to time be delegated to him by the Board, the Chairman or Co-Chairmen or the President.

         SECTION 5.

         Secretary. The Secretary shall be ex-officio clerk of the Board and of any standing committee. The Secretary shall keep minutes of all meetings of the Board, the stockholders, and any standing committee, in books provided for that purpose. He shall attend to the giving and serving of all notices of meetings of stockholders and of Directors of the Corporation. He shall have charge of and affix the corporate seal to all instruments requiring such seal. He shall have charge of such books, records, and papers as the Board may direct, although such books, records and papers need not be kept in his custody. He shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board. In the absence of the Secretary, any officer or Director may affix the seal of the Corporation to any instrument requiring such seal.

         SECTION 6.

         Treasurer. The Treasurer shall be the chief financial officer of the Corporation and have supervision over the funds, securities, receipts, and disbursements of the Corporation. He shall cause all moneys and other valuables to be deposited in the name and to the credit of the Corporation in such depositories as may be directed by the Board. He shall disburse the funds of the Corporation and shall take proper vouchers for such disbursements. He shall render to the Chairman or Co-Chairmen, the



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President, and to the Board, whenever requested, an account of the financial condition of the Corporation and of his transactions as Treasurer; and as soon as may be practicable after the close of each fiscal year, he shall make and submit to he Board a like report for each fiscal year. He shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

                                   ARTICLE VII

                                  Capital Stock

         SECTION 1.

         Stock Certificates. The certificates representing shares of the Stock issued or to be issued by the Corporation shall be in such form as shall be approved by the Board. The stock of the Corporation shall be represented by certificates signed by the Chairman of the Board, a Co-Chairman of the Board or Vice-Chairman of the Board, if one is elected, or the President or any Vice President, and countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. Whenever any such certificate is countersigned by a transfer agent, the signature of any such officer may be a facsimile signature and the seal of the Corporation may be a facsimile thereof. The Corporation shall keep a stock book containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the respective number of shares of stock held by them, the respective times when they become the owners thereof, and the respective amount paid therefor.

         SECTION 2.

         Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or other proof of that fact satisfactory to the Board and may be required by the Board to give the Corporation a good and sufficient bond or indemnity in such form and amount as is satisfactory to the Board, whereupon a new certificate shall be issued in its place.

         SECTION 3.

         Transfer of Stock. The shares of stock of the Corporation shall be transferable only on the books of the Corporation and subject to such regulations as may be made by the Board. No transfer shall affect the right of the Corporation to pay any dividend or make any distribution upon such stock or to treat the



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holder of record as the lawful owner thereof until such transfer is recorded on the books of the Corporation and a new certificate is issued to the person to whom it has been so transferred. The Corporation shall be entitled to treat the holder of record of any share or shares as the lawful owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such holder of record. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.



                                  ARTICLE VIII

                    Limitation of Liability; Indemnification

         SECTION 1.

         Limitation of Liability. The directors of the Corporation shall have no liability to the stockholders for monetary damages for breach of fiduciary duty as a director provided that this provision shall not eliminate liability of the directors (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corpora-Law of the State of Delaware (liability for unlawful payment of dividends or unlawful purchase or redemption of the Corpora-tion's Stock), or (iv) for any transaction from which the director derived an improper benefit.

         SECTION 2.

         Indemnification. The Corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent and under the circumstances permitted by the General Corporation Law of the State of Delaware. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances



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because he has met the applicable standards of conduct set forth in the General
Corporation Law of the State of Delaware. Such determination shall be made (1) by the Board through a majority vote of a quorum consisting of the Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement vote of stockholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                   ARTICLE IX

                                   Fiscal Year

         The fiscal year of the Corporation shall be fixed by resolution of the Board.


                                    ARTICLE X

                                    Dividends

         The Board in its discretion from time to time may declare dividends out of the surplus of the Corporation, and, subject to the provisions of the Certificate of Incorporation and these By-Laws, may fix dates for the declaration and payment thereof.


                                   ARTICLE XI

                                Waiver of Notice

         Whenever any notice is required to be given under provisions of the statutes or of the Certificate of Incorporation, or of these By-Laws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed the equivalent of notice.





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                                   ARTICLE XII

                                   Amendments

         SECTION 1.

         Alteration by Stockholders. These By-Laws may be altered, amended, added to, or repealed at any annual meeting of stockholders, or at any special meeting of the stockholders called for that purpose, by the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock of the Corporation entitled to vote.

         SECTION 2.

         Alteration by Directors. These By-Laws may be altered, amended, added to, or repealed by action of the Board at any meeting thereof. Any such alteration, amendment, addition or repeal so authorized by the Board, however, may be altered or replaced by the stockholders entitled to vote at any subsequent meeting.
























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